Exhibit 5.1

650 Town Center Drive, 20th Floor Costa Mesa, California 92626-1925 Tel: (714) 540-1235 Fax: (714) 755-8290 www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New Jersey
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February 20, 2004	London	San Francisco
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Broadcom Corporation		Washington, D.C.
16215 Alton Parkway	File No. 035342-0020
Irvine, California 92618

     Re: Broadcom Corporation - Registration Statement on Form S-3

Ladies and Gentlemen:

     In connection with a registration statement on Form S–3 to be filed by Broadcom Corporation, a California corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on February 20, 2004 (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

     You have provided us with a draft of the Registration Statement, in the form in which it will be filed, which includes a prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offering by the Company of up to $750,000,000 aggregate offering price of (i) one or more series of the Company’s senior or subordinated debt securities (collectively, “Debt Securities”), (ii) shares of the Company’s Class A common stock, $0.0001 par value per share (“Common Stock”), and (iii) shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”). The Debt Securities, Common Stock and Preferred Stock are collectively referred to as the “Securities.” The Debt Securities may be issued pursuant to an indenture between the Company and a financial institution to be identified therein as trustee (the “Trustee”) in the form attached as Exhibit 4.1 to the Registration Statement, as such indenture may be supplemented from time to time (collectively, the “Indenture”).

     In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures,

Broadcom Corporation
February 20, 2004

the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company and others. We have not independently verified such factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the Corporations Code of the State of California, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of California, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1.     When (i) the Indenture has been duly executed and delivered by the Company and the Trustee, and (ii) the Debt Securities have been duly established in accordance with the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, or a duly formed committee thereof, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required post-effective amendments thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (iv) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (v) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (vi) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2.     The Company has authority pursuant to its Amended and Restated Articles of Incorporation (the “Articles”) to issue up to an aggregate of 800,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 800,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for such shares in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Broadcom Corporation
February 20, 2004

     3.     The Company has the authority pursuant to the Articles to issue up to an aggregate of 10,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock (with such shares, together with all shares previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 10,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof for shares of such series in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and by such resolution, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     The opinion rendered in paragraph 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in Section 4.4 of the Indenture, (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (iv) as to the enforceability of any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment rendered in another currency, or (v) concerning the enforceability of the Debt Securities with respect to compliance with laws relating to permissible rates of interest.

     To the extent that the obligations of the Company under Debt Securities may be dependent upon such matters, we assume for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture; (iii) the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and (v) the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.

     We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of California and has the corporate power and authority to issue and sell the Securities.

Broadcom Corporation
February 20, 2004

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Validity of the Securities” in the Prospectus included therein.

Very truly yours,

/s/ Latham & Watkins LLP